Exhibit 99.1 News Release FOR IMMEDIATE RELEASE DUKE REALTY REPORTS THIRD QUARTER 2020 RESULTS 8.5 Percent Increase to Quarterly Dividend 32.1 Percent Growth in Net Effective Rents on Quarterly Leasing Activity Strong Rent Collections and Increased Occupancy 2020 Guidance Updated with Improved Earnings and Development Metrics (INDIANAPOLIS, October 28, 2020) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only logistics REIT, today reported results for the third quarter of 2020. Jim Connor, Chairman and Chief Executive Officer, said, “We delivered excellent operating results for the third quarter of 2020, putting ourselves on pace to finish the year at levels exceeding our initial, pre-pandemic, 2020 financial performance expectations. Leases executed during the quarter totaled 7.3 million square feet and drove the highest total and in-service portfolio occupancy levels since early 2017. Second generation leases executed during the quarter resulted in rental rate growth of 32.1 percent on a net effective basis and 17.2 percent on a cash basis. Growth in same property net operating income was very strong at 5.0 percent and 5.5 percent for the three and nine months ended September 30, 2020, respectively, compared to the corresponding periods in 2019. Monthly rent collections are strong and the pace of such collections has improved each month from the start of the pandemic. Thus far, we've collected more than 99 percent of deferred rents that have come due under revised billing terms, with some tenants even repaying their deferrals in advance to avoid interest charges. Cash bad debt expense for the quarter was essentially zero. As a result of our strong operating performance, we are pleased to increase our quarterly dividend from $0.235 per share to $0.255 per share. This 8.5 percent increase to our quarterly dividend is based on our expectation of continued cash flow growth allowing us to maintain more-than-adequate cash flow coverage to continue to grow our business."

Duke Realty Reports Third Quarter 2020 Results October 28, 2020 Page 2 of 8 Quarterly Highlights • A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release. • Net income was $0.19 per diluted share for the third quarter of 2020, compared to $0.62 per diluted share for the third quarter of 2019. Net income per diluted share for the third quarter of 2020 was lower than the third quarter of 2019 due to significant gains on building sales recognized in the third quarter of 2019. • FFO, as defined by NAREIT, was $0.39 per diluted share for the third quarter of 2020, compared to $0.37 per diluted share for the third quarter of 2019. FFO per diluted share, as defined by NAREIT, increased from the third quarter of 2019 due to rent growth on new and renewal leases, higher in-service occupancy and leasing of new developments. • Core FFO was $0.40 per diluted share for the third quarter of 2020, compared to $0.37 per diluted share for the third quarter of 2019. Core FFO per diluted share for the third quarter of 2020 increased for the same reasons as the increase to FFO per diluted share, as defined by NAREIT. • Key indicators of the company's operating performance were as follows: – The company's stabilized in-service portfolio was 97.5 percent leased at September 30, 2020, compared to 97.3 percent leased at June 30, 2020 and 97.9 percent leased at September 30, 2019. – The company's total in-service portfolio was 97.1 percent leased at September 30, 2020 compared to 96.7 percent leased at June 30, 2020 and 96.2 percent leased at September 30, 2019. – The company's total portfolio, including properties under development, was 95.6 percent leased at September 30, 2020 compared to 95.3 percent leased at June 30, 2020 and 93.9 percent leased at September 30, 2019. – Tenant retention was 45.7 percent for the three months ended September 30, 2020 and 67.2 percent after considering immediate backfills. – Same-property net operating income growth was 5.0 percent and 5.5 percent, respectively, for the three and nine month periods ended September 30, 2020 compared to the same periods in 2019. Same-property net operating growth was positively impacted by increased occupancy and rental rate growth as well as the expiration of free rent periods. – Total leasing activity was 7.3 million square feet for the quarter.

Duke Realty Reports Third Quarter 2020 Results October 28, 2020 Page 3 of 8 – Overall cash and annualized net effective rent growth on new and renewal leases was 17.2 percent and 32.1 percent, respectively, for the quarter. – The company collected or has executed deferral agreements for 99.9 percent of third quarter rents and 99.8 percent of October rents. Further detail on collections and deferral agreements appears on pages 16 and 17 of the company's supplemental information located in the Investor Relations section of the company's website. • Capital transactions included: – Issued 995,000 common shares, generating $39 million of net proceeds, under the company's ATM program at an average price of $39.14 per share. – Completed one property disposition totaling $18 million. – Completed the acquisition of five properties totaling $112 million. – Started four new development projects with expected costs of $261 million that were 28 percent pre-leased. Real Estate Investment Activity Mr. Connor further stated, “We finished the quarter with a 7.0 million square foot development pipeline totaling $897 million in expected costs. During the third quarter we fully leased a 1.1 million square foot property in Southern California that was started on a speculative basis in the fourth quarter of 2019 and is not scheduled to be delivered until the second quarter of 2021. Due to our ability to consistently lease up our speculative space we began two new speculative development projects during the quarter, one in Southern California and one in Seattle, totaling 1.4 million square feet. Even with this level of speculative project starts, we still finished the quarter with our development pipeline being 63 percent pre-leased overall. Our non-coastal development pipeline is 100 percent leased with expected costs totaling $173 million and our development pipeline in high barrier coastal markets is 46 percent leased with expected costs totaling $724 million. As rental rates continue to rise in the coastal markets we have targeted for growth, we believe there is potential to achieve yields higher than our initial underwriting for the speculative portion of our development pipeline. The development projects slated for delivery over the next six months have expected costs of $344 million and are 93 percent pre-leased. Once delivered, these projects will be immediately accretive at their current occupancy level."

Duke Realty Reports Third Quarter 2020 Results October 28, 2020 Page 4 of 8 Development The third quarter included the following development activity: • The company started four wholly owned development projects with expected costs of $261 million, totaling 2.0 million square feet, which were 28 percent leased in total. These projects included a 1.2 million square foot speculative project in Southern California, a 415,000 square foot build-to-suit project in Eastern Pennsylvania, a 72 percent leased, 222,000 square foot project in South Florida and a 190,000 square foot speculative project in Seattle. • Four wholly owned projects totaling 1.5 million square feet were placed in service during the quarter. These projects were 89 percent leased in total and included a 100 percent leased, 800,000 square foot, project in Southern California and two 100 percent leased projects in Northern New Jersey, totaling 518,000 square feet. Building Acquisitions Building acquisitions totaled $112 million in the third quarter and included the following: • Three 100 percent leased buildings in the East Bay submarket of Northern California, totaling 428,000 square feet. One of these buildings, totaling 141,000 square feet, is expected to be redeveloped soon after its existing one-year lease expires. • A 100 percent leased, 188,000 square foot, building in Northern New Jersey. • A 100 percent leased, 64,000 square foot, building in Seattle. Building Dispositions The company disposed of a 100 percent leased wholly-owned project in Indianapolis, totaling 280,000 square feet, for $18 million. Distributions Declared The company's board of directors declared a quarterly cash distribution on its common stock of $0.255 per share, or $1.02 per share on an annualized basis. The third quarter dividend will be payable on November 30, 2020 to shareholders of record on November 16, 2020. 2020 Earnings Guidance A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO is included in the financial tables to this release. The company issued revised guidance for net income of $0.66 to $0.88 per diluted share, compared to the previous range of $0.63 to $0.87 per diluted share. The company issued revised guidance for FFO, as defined by NAREIT, of $1.38 to $1.44 per diluted share, compared to the previous range of $1.35 to $1.43 per diluted share. The

Duke Realty Reports Third Quarter 2020 Results October 28, 2020 Page 5 of 8 Company also issued revised guidance for Core FFO of $1.50 to $1.54 per diluted share, compared to the previous range of $1.48 to $1.54 per diluted share. Commenting on the company's revised 2020 guidance, Mr. Connor stated, "We continued to post strong operating results and execute on our leasing and rent collection objectives at a level above our expectations, as our company and sector continues to outperform the general economy through this protracted pandemic. This mid-point of the revised guidance for Core FFO includes an estimate of nearly $6 million in combined cash and straight line bad debt charges or lost rent from tenant defaults, which includes actual year-to-date bad debt expense of $5.5 million. This represents a decrease of approximately $3 million from the $9 million of bad debt expense we estimated when we updated our guidance in July. The mid-point of our revised guidance was also positively impacted by improved leasing assumptions compared to our July guidance. Driven largely by the same factors as Core FFO, the guidance for the growth in adjusted funds from operations ("AFFO"), on a share-adjusted basis, has been revised to between 4.6 percent and 7.7 percent, compared to the previous range of 3.1 percent to 7.7 percent. Our range of guidance for the average percentage leased of our stabilized in-service portfolio has been revised to between 97.3 percent and 97.7 percent, compared to the previous range of 96.5 percent to 97.9 percent. Our range of guidance for the average percentage leased of our total in-service portfolio has been revised to between 96.7 percent and 97.1 percent, compared to the previous range of 96.0 percent to 97.4 percent. The increased guidance is the result of better tenant demand and the expectation of fewer tenant defaults compared to our previous guidance. These factors, along with strong rental rate growth on recently executed leases, resulted in revised guidance for growth in same-property net operating income to between 4.7 percent and 5.1 percent, compared to the previous range of 3.5 percent to 4.5 percent. Our revised guidance for 2020 development starts is between $650 million and $800 million, compared to the previous range of between $350 million and $550 million. We have a strong prospect list of build-to-suit projects, in excess of pre-COVID levels, and anticipate an increased level of development starts in the fourth quarter and early 2021, which drove the revision to our guidance for development starts." Other guidance changes are as follows: • Dispositions of properties in a range of $250 million to $350 million, compared to the previous range of between $200 million and $400 million.

Duke Realty Reports Third Quarter 2020 Results October 28, 2020 Page 6 of 8 • Acquisitions of properties ranging between $225 million and $325 million, compared to the previous range of between $50 million and $250 million. More specific assumptions and components of the company's 2020 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website. A number of factors could limit our ability to deliver results in line with our assumptions, such as the impact of COVID-19 on the economy, the supply and demand of industrial real estate, the ability of our tenants to continue paying rent, our ability to continue our development activity, the availability and terms of financing to us or potential buyers of our real estate, and the timing and yield for dispositions and acquisitions. There can be no assurance that the company can achieve such results. Except as required, the company undertakes no duty to update forward-looking statements. FFO and AFFO Reporting Definitions FFO: FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles (“GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business) and related taxes, gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities and the expense impact of costs attributable to successful leasing activities. Although our calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. AFFO: AFFO is defined by the company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of space that had previously been under lease by the company is referred to as

Duke Realty Reports Third Quarter 2020 Results October 28, 2020 Page 7 of 8 second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense including interest rate hedge amortization, stock compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures. Same-Property Performance The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage. A reconciliation of income from continuing operations before income taxes to same- property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company’s same-property net operating income measure is included on page 18 of its September 30, 2020 supplemental information. About Duke Realty Corporation Duke Realty Corporation owns and operates approximately 159 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com. Third Quarter Earnings Call and Supplemental Information Duke Realty Corporation is hosting a conference call tomorrow, October 29, 2020, at 3:00 p.m. ET to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website. A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website. Cautionary Notice Regarding Forward-Looking Statements This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions although not all forward

Duke Realty Reports Third Quarter 2020 Results October 28, 2020 Page 8 of 8 looking statements may contain such words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xv) the effects of natural disasters, including the current pandemic caused by the COVID-19 outbreak, as well as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2019. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. Copies of each filing may be obtained from the company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Contact Information: Investors: Ron Hubbard 317.808.6060 Media: Gene Miller 317.808.6195

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2020	2019	**2020**	2019
Revenues:				
Rental and related revenue	**$ 235,391**	$ 215,374	**$ 680,520**	$ 638,446
General contractor and service fee revenue	**26,637**	25,955	**46,388**	104,838
	262,028	241,329	**726,908**	743,284
Expenses:				
Rental expenses	**20,231**	19,158	**56,631**	57,423
Real estate taxes	**37,027**	31,739	**110,517**	96,556
General contractor and other services expenses	**24,604**	23,640	**41,578**	99,415
Depreciation and amortization	**88,596**	83,924	**260,659**	242,920
	170,458	158,461	**469,385**	496,314
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**4,023**	3,736	**8,958**	12,594
Gain on sale of properties	**10,968**	173,646	**19,905**	204,075
Gain on land sales	**2,346**	3,869	**8,551**	6,569
Other operating expenses	**(1,772)**	(874)	**(4,430)**	(4,515)
Impairment charges	**—**	—	**(5,626)**	—
Non-incremental costs related to successful leases	**(4,058)**	(1,123)	**(10,617)**	(6,726)
General and administrative expenses	**(11,439)**	(13,720)	**(46,808)**	(49,123)
	68	165,534	**(30,067)**	162,874
Operating income	**91,638**	248,402	**227,456**	409,844
Other income (expenses):				
Interest and other income, net	**32**	2,085	**1,643**	7,377
Interest expense	**(23,059)**	(22,604)	**(69,394)**	(68,246)
Loss on debt extinguishment	**(120)**	—	**(32,898)**	(13)
Gain on involuntary conversion	**3,029**	—	**4,312**	2,259
Income from continuing operations, before income taxes	**71,520**	227,883	**131,119**	351,221
Income tax benefit (expense)	**956**	536	**1,166**	(6,465)
Income from continuing operations	**72,476**	228,419	**132,285**	344,756
Discontinued operations:				
Gain on sale of properties	**40**	112	**111**	366
Income from discontinued operations	**40**	112	**111**	366
Net income	**72,516**	228,531	**132,396**	345,122
Net income attributable to noncontrolling interests	**(693)**	(1,965)	**(1,297)**	(2,952)
Net income attributable to common shareholders	**$ 71,823**	$ 226,566	**$ 131,099**	$ 342,170
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.19**	$ 0.62	**$ 0.35**	$ 0.95
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.19**	$ 0.62	**$ 0.35**	$ 0.94

Duke Realty Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited and in thousands) September 30, December 31, 2020 2019 ASSETS Real estate investments: Real estate assets $ 8,569,340 $ 7,993,377 Construction in progress 604,819 550,926 Investments in and advances to unconsolidated joint ventures 132,127 133,074 Undeveloped land 267,254 254,537 9,573,540 8,931,914 Accumulated depreciation (1,637,190) (1,480,461) Net real estate investments 7,936,350 7,451,453 Real estate investments and other assets held-for-sale — 18,463 Cash and cash equivalents 6,748 110,891 Accounts receivable 15,072 20,349 Straight-line rent receivable 145,130 129,344 Receivables on construction contracts, including retentions 44,824 25,607 Deferred leasing and other costs, net 325,846 320,444 Restricted cash held in escrow for like-kind exchange — 1,673 Notes receivable from property sales — 110,000 Other escrow deposits and other assets 269,055 232,338 $ 8,743,025 $ 8,420,562 LIABILITIES AND EQUITY Indebtedness: Secured debt, net of deferred financing costs $ 74,339 $ 34,023 Unsecured debt, net of deferred financing costs 3,025,089 2,880,742 Unsecured line of credit 47,000 — 3,146,428 2,914,765 Liabilities related to real estate investments held-for-sale — 887 Construction payables and amounts due subcontractors, including retentions 83,047 68,840 Accrued real estate taxes 101,846 69,042 Accrued interest 26,499 14,181 Other liabilities 249,266 223,680 Tenant security deposits and prepaid rents 47,292 48,907 Total liabilities 3,654,378 3,340,302 Shareholders' equity: Common shares 3,715 3,680 Additional paid-in capital 5,653,143 5,525,463 Accumulated other comprehensive loss (32,457) (35,036) Distributions in excess of net income (606,182) (475,992) Total shareholders' equity 5,018,219 5,018,115 Noncontrolling interests 70,428 62,145 Total equity 5,088,647 5,080,260 $ 8,743,025 $ 8,420,562

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended September 30,

(Unaudited and in thousands, except per share amounts)

	2020			2019		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 71,823**			**$ 226,566**		
Less dividends on participating securities	(352)			(350)		
Net income per common share-basic	**71,471**	**371,082**	**$ 0.19**	**226,216**	**362,416**	**$ 0.62**
Add back:						
Noncontrolling interest in earnings of unitholders	638	3,330		1,968	3,142	
Other potentially dilutive securities	—	422		350	1,713	
Net income attributable to common shareholders-diluted	**$ 72,109**	**374,834**	**$ 0.19**	**$ 228,534**	**367,271**	**$ 0.62**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 71,823**	**371,082**		**$ 226,566**	**362,416**	
Adjustments:						
Depreciation and amortization	88,596			83,924		
Depreciation, amortization and other - unconsolidated joint ventures	2,259			2,858		
Gains on sales of properties	(11,008)			(173,758)		
Gains on land sales	(2,346)			(3,869)		
Income tax benefit triggered by sales of real estate assets	(956)			(536)		
Gains on sales of real estate assets - unconsolidated joint ventures	(1,095)			(332)		
Noncontrolling interest share of adjustments	(671)			788		
NAREIT FFO attributable to common shareholders - basic	**146,602**	**371,082**	**$ 0.40**	**135,641**	**362,416**	**$ 0.37**
Noncontrolling interest in income of unitholders	638	3,330		1,968	3,142	
Noncontrolling interest share of adjustments	671			(788)		
Other potentially dilutive securities		1,833			1,713	
NAREIT FFO attributable to common shareholders - diluted	**$ 147,911**	**376,245**	**$ 0.39**	**$ 136,821**	**367,271**	**$ 0.37**
Gain on involuntary conversion - including share of unconsolidated joint venture	(3,029)			(1,300)		
Loss on debt extinguishment	120			—		
Non-incremental costs related to successful leases	4,058			1,123		
Core FFO attributable to common shareholders - diluted	**$ 149,060**	**376,245**	**$ 0.40**	**$ 136,644**	**367,271**	**$ 0.37**
AFFO						
Core FFO - diluted	$ 149,060	376,245	$ 0.40	$ 136,644	367,271	$ 0.37
Adjustments:						
Straight-line rental income and expense	(7,796)			(5,282)		
Amortization of above/below market rents and concessions	(1,836)			(1,742)		
Stock based compensation expense	2,736			2,045		
Noncash interest expense	2,463			1,513		
Second generation concessions	(58)			(300)		
Second generation tenant improvements	(3,685)			(3,227)		
Second generation leasing costs	(5,623)			(5,253)		
Building improvements	(413)			(4,203)		
AFFO - diluted	**$ 134,848**	**376,245**		**$ 120,195**	**367,271**

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Nine Months Ended September 30,

(Unaudited and in thousands, except per share amounts)

	2020			2019		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 131,099**			**$ 342,170**		
Less dividends on participating securities	(1,064)			(1,125)		
Net income per common share-basic	**130,035**	**369,375**	**$ 0.35**	**341,045**	**360,424**	**$ 0.95**
Add back:						
Noncontrolling interest in earnings of unitholders	1,164	3,296		2,971	3,118	
Other potentially dilutive securities	—	420		1,125	1,801	
Net income attributable to common shareholders-diluted	**$ 131,199**	**373,091**	**$ 0.35**	**345,141**	**365,343**	**$ 0.94**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 131,099**	**369,375**		**$ 342,170**	**360,424**	
Adjustments:						
Depreciation and amortization	260,659			242,920		
Depreciation, amortization and other - unconsolidated joint ventures	6,759			7,628		
Gains on sales of properties	(20,016)			(204,441)		
Gains on land sales	(8,551)			(6,569)		
Income tax (benefit) expense triggered by depreciable property sales	(1,166)			6,465		
Impairment charges	5,626			—		
Gains on sales of real estate assets - unconsolidated joint ventures	(787)			(4,859)		
Noncontrolling interest share of adjustments	(2,144)			(353)		
NAREIT FFO attributable to common shareholders - basic	**371,479**	**369,375**	**$ 1.01**	**382,961**	**360,424**	**$ 1.06**
Noncontrolling interest in income of unitholders	1,164	3,296		2,971	3,118	
Noncontrolling interest share of adjustments	2,144			353		
Other potentially dilutive securities		1,821			1,801	
NAREIT FFO attributable to common shareholders - diluted	**$ 374,787**	**374,492**	**$ 1.00**	**$ 386,285**	**365,343**	**$ 1.06**
Gain on involuntary conversion - including share of unconsolidated joint venture	(4,312)			(3,559)		
Loss on debt extinguishment	32,898			13		
Non-incremental costs related to successful leases	10,617			6,726		
Overhead restructuring charges	2,063			—		
Core FFO attributable to common shareholders - diluted	**$ 416,053**	**374,492**	**$ 1.11**	**$ 389,465**	**365,343**	**$ 1.07**
AFFO						
Core FFO - diluted	$ 416,053	374,492	$ 1.11	$ 389,465	365,343	$ 1.07
Adjustments:						
Straight-line rental income and expense	(15,934)			(16,066)		
Amortization of above/below market rents and concessions	(5,934)			(4,546)		
Stock based compensation expense	20,335			17,258		
Noncash interest expense	6,896			4,577		
Second generation concessions	(394)			(334)		
Second generation tenant improvements	(10,073)			(8,306)		
Second generation leasing costs	(14,126)			(14,198)		
Building improvements	(1,306)			(6,747)		
AFFO - diluted	**$ 395,517**	**374,492**		**$ 361,103**	**365,343**

Duke Realty Corporation and Subsidiaries Reconciliation of Same Property Net Operating Income Growth (Unaudited and in thousands) Three Months Ended September 30, 2020 September 30, 2019 Income from continuing operations before income taxes $ 71,520 $ 227,883 Share of same property NOI from unconsolidated joint ventures 4,917 4,564 Income and expense items not allocated to segments 108,318 (61,216) Earnings from service operations (2,033) (2,315) Properties not included and other adjustments (28,034) (21,564) Same property NOI - Cash Basis $ 154,688 $ 147,352 Percent Change 5.0 % Nine Months Ended September 30, 2020 September 30, 2019 Income from continuing operations before income taxes $ 131,119 $ 351,221 Share of same property NOI from unconsolidated joint ventures 14,236 13,550 Income and expense items not allocated to segments 386,408 137,881 Earnings from service operations (4,810) (5,423) Properties not included and other adjustments (66,912) (61,284) Same property NOI - Cash Basis $ 460,041 $ 435,945 Percent Change 5.5 % Duke Realty Corporation and Subsidiaries Reconciliation of 2020 FFO Per Diluted Share Guidance (Unaudited ) Pessimistic Optimistic Net income attributable to common shareholders - diluted $ 0.66 $ 0.88 Depreciation 0.94 0.92 Gains on land and property sales, net of impairment charges (0.24) (0.38) Share of joint venture adjustments 0.02 0.02 NAREIT FFO attributable to common shareholders - diluted $ 1.38 $ 1.44 Loss on debt extinguishment 0.09 0.09 Non-incremental costs related to successful leases 0.04 0.03 Other reconciling items (0.01) (0.02) Core FFO attributable to common shareholders - diluted $ 1.50 $ 1.54